               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  April 21, 1999


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


     Delaware                  1-8400                  75-1825172
(State of Incorporation) ( Commission File Number)    (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                        (817) 963-1234
                 (Registrant's telephone number)

Item 5.   Other Events

AMR Corporation (the "Company") is filing herewith a press release issued April 21, 1999 by the Company as Exhibit 99.1 which is included herein. This press release was issued to report first quarter 1999 earnings and to announce the acceleration of the retirement of nine DC-10 widebody aircraft and 16 Boeing 727 narrowbody aircraft.

Item 7.   Financial Statements and Exhibits

The following exhibits are included herein:

99.1      Press Release

                            SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  April 22, 1999

                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

                                                Exhibit 99.1




                              Contact:  Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577

FOR RELEASE:  Wednesday, April 21, 1999

              AMR REPORTS FIRST QUARTER EARNINGS OF
                $56 MILLION BEFORE SPECIAL ITEMS;
                BOARD ALSO APPROVES FLEET CHANGES

     FORT WORTH, Texas - AMR Corp., parent of American Airlines Inc., today reported first-quarter net earnings of $56 million, or $0.34 per common share diluted, before gains on the sales of certain assets. This was an 81 percent decrease compared with net earnings of $290 million, or $1.62 per common share diluted and adjusted for AMR's 1998 stock split, during the same period in 1998. Including the gains, AMR earned $158 million, or $0.96 per common share diluted.
     "We are obviously disappointed that the illegal job action undertaken by the Allied Pilots Association leadership so dramatically impacted our first quarter financial results," said Donald J. Carty, AMR's Chairman and CEO. "At the same time, the American Airlines team, including the thousands of pilots who reported to work during the job action, demonstrated their commitment and professionalism by serving our customers admirably during adverse circumstances."
     AMR also announced that as it prepares for the growth associated with the delivery of more than 115 new aircraft between 1999 and 2001, American Airlines has decided to accelerate the retirement of nine DC-10 widebody aircraft and 16 Boeing 727 narrowbodies. This will eliminate American's entire DC-10 fleet by the end of 2000. The retirement of the 727 fleet will advance one year to the end of 2003, instead of 2004 as originally planned.
     The new aircraft deliveries fuel the airline's continued growth plans, but the earlier retirements keep American's capacity in line with expected demand, which has slowed primarily due to weaker growth in international markets. Including the earlier retirements, American is positioned for average annual growth of approximately 3 to 3.5 percent through 2003.
                           -- more --

AMR Reports First Quarter Earnings
April 21, 1999
Page 2

     "We will continue to grow the airline and look for new market opportunities. These accelerated retirements will not affect our total capacity until 2000 and 2001; they do, however underscore our commitment to keep capacity growth in line with global economic growth," said Carty. "This decision also demonstrates the flexibility of American's fleet planning to replace older aircraft with more efficient Boeing aircraft that the company is receiving over the next several years."
     Among AMR's first-quarter highlights:

-AMR Corp. board of directors authorized management to repurchase up to an additional $500 million of its common stock, bringing the cumulative total of AMR's repurchase programs since 1997 to $2.6 billion.

-American, British Airways, Canadian Airlines, Cathay Pacific and
Qantas implemented the oneworld(TM) alliance.

-AA successfully booked its first reservation for the year 2000, validating the airline's extensive planning and investment for the turn of the century.

-American Airlines dedicated the new $120 million Terminal "B" facility at DFW, adding nine gates to its operations.

-AA celebrated the 40th anniversary of transcontinental jet service by announcing a new $1 billion terminal at New York Kennedy. American retraced the first flight from New York-Kennedy to Los Angeles with a new Boeing 757 painted in 1959 livery.

-AA received its first new Boeing 777-200IGW and 737-800, each fitted with the "new-look" interiors for the American fleet. On
March 2, American introduced the two new aircraft types into passenger service on the same day - an industry first.

-AA announced it will strengthen its ties with Iberia and Finnair with their incorporation into the oneworld alliance. AA also began codesharing with Fiji's Air Pacific, and expanded codesharing with TAM and Qantas.

-AMR sold three non-airline subsidiaries - AMR Services, AMR
Combs and TeleService Resources - to increase focus on its core airline and related technology businesses. The sales resulted in an after tax gain of $64 million.

-AMR sold a portion of its Equant holdings, which resulted in an after tax and minority interest gain of $37 million.

                            --more--

AMR Reports First Quarter Earnings
April 21, 1999
Page 3

-AA announced new service between Houston Hobby and Washington's
Reagan National Airports, building on the success of its Houston
Hobby-New York LaGuardia service.

-AA completed the outfitting of its entire fleet with life-saving defibrillators and enhanced medical kits - an industry first.

-American Eagle began new ERJ-145 Regional Jet (RJ) service between Dallas/Fort Worth and both Knoxville, Tenn., and Jackson, Miss. The airline announced new RJ service between Chicago O'Hare and both Pittsburgh and Greenville/Spartanburg, S.C. It also announced it will in April replace turboprops with RJs between Chicago and both Madison, Wis. and Grand Rapids, Mich.

-American Eagle completed the acquisition of Business Express, a regional airline serving the northeastern United States.

-Nexos, AA's exclusive new Spanish and Portuguese language in-flight magazine, debuted on all Latin American flights.

     EDITORS: AMR's Chief Financial Officer, Gerard J. Arpey, will be available to answer questions during a telephone news conference today, from 2 p.m. to 2:45 p.m., CDT.
     Those interested in joining the conference should call 817-
967-1577 for details.

                               ###

 Other AMR Corp. news releases can be accessed via the Internet.
                    The address is
               http://www.amrcorp.com/corpcomm.htm

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

                                       Three Months
                                          Ended
                                        March 31,        Percent
                                     1999       1998     Change
Revenues
  Airline Group
    Passenger - American Airlines   $3,320    $3,578       (7.2)
              - AMR Eagle              271       256        5.9
    Cargo                              145       163      (11.0)
    Other                              255       232        9.9
                                     3,991     4,229       (5.6)

  Sabre                                638       554       15.2
  Other revenues                        20        17       17.6
  Less: Intersegment revenues        (166)      (166)         -
    Total operating revenues         4,483     4,634       (3.3)

Expenses
  Wages, salaries and benefits       1,665     1,559        6.8
  Aircraft fuel                        349       415      (15.9)
  Depreciation and amortization        316       318       (0.6)
  Commissions to agents                288       301       (4.3)
  Maintenance, materials and repairs   257       230       11.7
  Other rentals and landing fees       240       213       12.7
  Food service                         167       164        1.8
  Aircraft rentals                     160       142       12.7
  Other operating expenses             883       744       18.7
    Total operating expenses         4,325     4,086        5.8
Operating Income                       158       548      (71.2)

Other Income (Expense)
  Interest income                       25        34      (26.5)
  Interest expense                     (92)      (97)      (5.2)
  Interest capitalized                  33        18       83.3
  Minority interest                   (16)       (13)      23.1
  Miscellaneous - net                   65       (13)         *
                                        15       (71)         *
Income From Continuing Operations
  Before Income Taxes                  173       477      (63.7)
Income tax provision                    79       192      (58.9)
Income From Continuing Operations       94       285      (67.0)
Income From Discontinued
 Operations (net of applicable
 income taxes)                           -         5          -
Gain on Sale of Discontinued
 Operations (net of applicable
 income taxes)                          64         -          *
Net Earnings                        $  158    $  290      (45.5)


* Greater Than 100%

Continued on next page

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(Unaudited) (In millions, except per share amounts)

                                               Three Months Ended
                                                   March 31,
                                               1999         1998
Earnings Per Common Share
  Basic
    Before Discontinued Operations           $  0.59      $  1.65
    Discontinued Operations                     0.40         0.03
    Net Earnings                             $  0.99      $  1.68

  Diluted
    Before Discontinued Operations           $  0.57      $  1.59
    Discontinued Operations                     0.39         0.03
    Net Earnings                             $  0.96      $  1.62


Number of Shares Used in
Computation
  Basic                                          159          173
  Diluted                                        164          179

AMR CORPORATION
BUSINESS SEGMENT FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

                                       Three Months
                                          Ended
                                        March 31,        Percent
                                     1999       1998     Change
Airline Group
Revenues
    Passenger - American Airlines   $3,320    $3,578       (7.2)
              - AMR Eagle              271       256        5.9
    Cargo                              145       163      (11.0)
    Other                              255       232        9.9
                                     3,991     4,229       (5.6)
Expenses
  Wages, salaries and benefits       1,462     1,384        5.6
  Aircraft fuel                        349       415      (15.9)
  Commissions to agents                288       301       (4.3)
  Maintenance, materials and repairs   257       229       12.2
  Depreciation and amortization        253       258       (1.9)
  Other rentals and landing fees       228       204       11.8
  Food service                         167       164        1.8
  Aircraft rentals                     160       142       12.7
  Other operating expenses             790       705       12.1
    Total operating expenses         3,954     3,802        4.0
Operating Income                        37       427      (91.3)
Other Expense                          (6)       (62)     (90.3)
Earnings Before Income Taxes        $   31    $  365      (91.5)
Pre-tax Margin                         0.8%      8.6%      (7.8) pts.

Sabre

Revenues                            $  638    $  554       15.2

Operating Expenses                     526       439       19.8

Operating Income                       112       115       (2.6)
Other Income                            37         2          *
Earnings Before Income Taxes        $  149    $  117       27.4
Pre-tax Margin                        23.4%     21.1%       2.3 pts.






* Greater Than 100%

Airline Group
Operating Statistics
(Unaudited)

                                       Three Months
                                          Ended
                                        March 31,        Percent
                                     1999       1998     Change
American Airlines Jet Operations:
Revenue passenger miles (millions)   25,290    25,388     (0.4)
Available seat miles (millions)      37,703    37,707        -
Cargo ton miles (millions)              431       496     (13.1)
Passenger load factor                  67.1%     67.3%     (0.2) pts.
Breakeven load factor                  66.4%     58.3%      8.1  pts.
Passenger revenue  yield  per
 passenger mile (cents)               13.13     14.09      (6.8)
Passenger revenue per
 available seat mile (cents)           8.81      9.49      (7.2)
Cargo revenue yield per
 ton mile (cents)                     33.18     32.55       1.9
Operating expenses per
 available seat mile (cents)           9.63      9.35       3.0
Fuel consumption (gallons,
 in millions)                           687       681       0.9
Fuel price per gallon (cents)          48.9      58.9     (17.0)
Fuel price per gallon,
excluding fuel taxes (cents)           44.6      53.9     (17.3)
Operating aircraft at period-end        683       639       6.9

AMR Eagle:
Revenue passenger miles (millions)      706       615      14.8
Available seat miles (millions)       1,211     1,071      13.1
Passenger load factor                  58.3%     57.4%      0.9 pts.
Operating aircraft at period-end        256       202      26.7

AMR Corporation
Average Equivalent Number of
Employees
    Airline Group:
        AA Jet Operations            82,500    80,800
        Other                        11,600    10,200
           Total Airline Group       94,100    91,000
    Sabre                            12,200    10,700
    Other                             1,400    12,900
    Total                           107,700   114,600